SUBORDINATED
LOAN AGREEMENT
Dated as of July 2, 2019
by and among
GLOBALSTAR, INC.,
as Borrower, and
THE LENDERS PARTY HERETO,
as Lenders

TABLE OF CONTENTS
Page

ARTICLE I

DEFINITIONS; CERTAIN TERMS

ARTICLE II

THE LOAN

ARTICLE III

CONDITIONS TO LOANS

Section 3.1	Conditions Precedent ........................................................................................	8

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANT

Section 4.1	Representations and Warranties .......................................................................	10
Section 4.2	Covenant ..........................................................................................................	11

ARTICLE V

EVENTS OF DEFAULT

Section 5.1	Events of Default ..............................................................................................	11

i

ARTICLE VI

MISCELLANEOUS

SCHEDULE 1.1(A)    Commitments

Exhibit A    Form of Promissory Note

ii

SUBORDINATED LOAN AGREEMENT
Subordinated Loan Agreement, dated as of July 2, 2019 (this “Agreement”), by and among Globalstar, Inc., a Delaware corporation (the “Borrower”), and the lenders party hereto (each a “Lender” and collectively, the “Lenders”).
RECITALS
The Borrower has asked the Lenders to extend credit to the Borrower consisting of a loan in the original principal amount of $62,000,000. The proceeds of the loan shall be used (i) to fund a scheduled repayment under the Borrower’s Existing Financing Agreement (as defined below), including any interest and other amounts payable thereunder, (ii) to pay fees and expenses (including, but not limited to, the fees of counsel to the Lenders) related to this Agreement and the transactions contemplated hereby and (iii) for general corporate purposes. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.
In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS
Section 1.1    Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agreement” has the meaning specified in the preamble hereto.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.
“Borrower” has the meaning specified therefor in the preamble hereto.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.
“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
“Change of Control” means each occurrence of any of the following:
(a)    the acquisition, directly or indirectly, by any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), (but excluding James Monroe III (or, in the event of his death or incapacity, his executors, trustees, heirs or legal representatives and any affiliate of the foregoing) (such Persons, the “Permitted Holders”)) of beneficial ownership of common stock representing 35% or more of the aggregate voting power represented by the issued and outstanding common stock of the Borrower and the ownership by Permitted Holders of, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding capital stock of the Borrower; or
(b)    any “Change of Control” or similar term, as defined in the Existing Financing Agreement.

“Closing Date” means June 28, 2019.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make its portion of the Loan to the Borrower in the amount set forth in Schedule 1.1(A) hereto, as the same may be terminated in accordance with the terms of this Agreement.
“Defaulting Lender” means any Lender that has been, or has a direct or indirect parent or holding company that has been, deemed insolvent or become the subject of an Insolvency Proceeding.
“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States.
“Effective Date” means June 28, 2019.
“Event of Default” means any of the events set forth in Section 5.1.
“Existing Agent” has the meaning specified therefor in the definition of “Existing Financing Agreement.”
“Existing Financing Agreement” means that certain BPIFAE Facility Agreement, dated as of June 5, 2009 (as amended and restated on August 22, 2013, as further amended and restated on August 7, 2015 and as further amended and restated on June 30, 2017), by and among the Borrower, BNP Paribas, as the security agent and the BPIFAE agent (in such capacity, the “Existing Agent”), and the other banks and financial institutions party thereto, as lead arrangers and lenders.
“Existing Thermo Loan Agreement” means that certain Amended and Restated Loan Agreement, dated as of July 31, 2013, by and between the Borrower and Thermo.
“Final Maturity Date” means December 31, 2023 or such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Interest Payment Date” has the meaning specified therefor in Section 2.3(a).
“Lender” has the meaning specified therefor in the preamble hereto.
“Loan” has the meaning specified therefor in Section 2.1.

“Material Adverse Effect” means any event, condition, fact or circumstance that has had or could reasonably be expected to have a material adverse effect on any of (i) the operations, business, assets, properties or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any of its payment obligations hereunder taken as a whole or (iii) the material rights and remedies of the Lenders hereunder, taken as a whole, including the legality, validity, binding effect or enforceability of this Agreement.
“Note” means a promissory note in substantially the form of Exhibit A attached hereto.
“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Lenders, or any of them, hereunder, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 5.1(b) or Section 5.1(f).
“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity.
“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%.
“Pro Rata Share” means with respect to a Lender’s obligation to make the Loan and right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the Total Commitment, provided that if the Total Commitment has been reduced to zero, the numerator shall be the unpaid principal amount of such Lender’s portion of the Loan and the denominator shall be the unpaid principal amount of the Loan.
“Required Lenders” means Lenders who hold an outstanding principal amount of the Loan, in the aggregate, that is in excess of 50% of the then total outstanding principal amount of the Loan, in each case, excluding the outstanding principal amount of the Loan held by any Defaulting Lender; provided that, if at any time there are fewer than three (3) unaffiliated Lenders that are not Defaulting Lenders, “Required Lenders” must include at least two (2) unaffiliated Lenders.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Subordination Deed” means that certain Subordination Deed, dated as of the date hereof, by and among the Borrower, the Lenders and the Existing Agent.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.
“Thermo” means Thermo Funding Company LLC.
“Thermo Subordination Deed” means that certain Subordination Deed, dated as of the date hereof, by and among the Borrower, the Lenders, as the lenders hereunder, and Thermo, as the lender under the Existing Thermo Loan Agreement, pursuant to which the loans under the Existing Thermo Loan Agreement shall be subordinated to the Loan.
“Total Commitment” means the sum of the amounts of the Lenders’ Commitments, which amount shall be $62,000,000 as of the Closing Date.
“United States” means the United States of America.
Section 1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, whether or not so expressly stated in each such instance and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and (f) any reference to a “Lender” shall be a reference to such Person in its capacity as a Lender.
Section 1.3    Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Lender, such period shall in any event consist of at least one full day.
Section 1.4Effective Date. Notwithstanding any provision to the contrary, the parties hereby agree that this Agreement and all rights and obligations of the parties thereunder, shall have become effective on and from the Effective Date.

ARTICLE II
THE LOAN
Section 2.1    Commitments and Making the Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a loan (collectively, the “Loan”) to the Borrower on the Closing Date, in an aggregate principal amount equal to such Lender’s Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Loan made on the Closing Date shall not exceed the Total Commitment. The Commitment of a Lender shall terminate upon the making of the Loan by such Lender on the Closing Date. Any principal amount of the Loan that is repaid or prepaid may not be reborrowed. No Lender shall be responsible for any default by any other Lender in such other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loan required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.
Section 2.2    Repayment of Loans; Evidence of Debt.
(a)    The outstanding principal of the Loan shall be repaid in full on the Final Maturity Date.
(b)    Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note.
(c)    Subject to Section 6.16, the Borrower shall maintain accounts in a register in which it shall record (i) the amount of each Loan made by each Lender hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of each sum paid to each Lender by the Borrower hereunder with respect to such Lender’s Loan.
(d)    Subject to Section 6.16, each Lender shall maintain accounts in a register in which it shall record (i) the amount of the Loan made by such Lender hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to such Lender hereunder and (iii) the amount of any sum received by such Lender hereunder with respect to such Lender’s Loan.
Section 2.3    Interest.
(a)    Loan. Subject to Section 2.3(b), the Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the making of the Loan until the Termination Date in accordance herewith at a rate per annum equal to 15.0% per annum, payable on the last Business Day of each fiscal quarter of the Borrower ending after the Closing Date (each such date, an “Interest Payment Date”). On each Interest Payment Date, all accrued and unpaid interest on the Loan shall be paid in kind by the Borrower by capitalizing and adding an amount equal to the amount of all such accrued and unpaid interest due and payable on such Interest Payment Date to the principal amount of the Loan, effective on and as of such Interest Payment Date, which amounts shall thereafter be treated in all respects as part of the outstanding principal amount of the Loan; provided that, at the option of the Borrower and upon not less than one (1) Business Day’s prior written notice to the Lenders, the Borrower may elect to pay any accrued and unpaid interest in cash if such cash interest payment is permitted under the Subordination Deed at such time.
(b)    Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Borrower under this Agreement shall bear interest, from the date such Event of Default occurred to the date such Event of Default is waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.
(c)    [Reserved].
(d)    General. Interest shall accrue hereunder commencing on, and including, the Closing Date until, but excluding, the date on which the Obligations hereunder (other than unasserted contingent indemnification Obligations that are not required by the provisions of this Agreement to be repaid or cash collateralized) are indefeasibly paid in full in cash (the “Termination Date”), whether by way of “roll-up” into a credit facility intended to refinance this Agreement or otherwise. All interest shall be computed on the basis of a year of 365 days for the actual number of days, including the first day but excluding the last day, elapsed.
Section 2.4    Optional Prepayment. Subject to the terms of the Subordination Deed, the Borrower may, upon at least one (1) Business Day’s prior written notice to the Lenders, prepay the principal of the Loan, in whole or in part, without premium or penalty. Each optional prepayment pursuant to this Section 2.4 shall be paid to the Lenders based on their Pro Rata Shares, and shall be accompanied by all accrued and unpaid interest on the amount of principal prepaid.
Section 2.5    Mandatory Prepayment. Subject to the terms of the Subordination Deed, in the event that the Borrower incurs or issues any third-party indebtedness for borrowed money (whether in the form of loans, debt securities or otherwise) at any time on or after the Closing Date, the Borrower shall apply all of the net proceeds of such incurrence or issuance to prepay the outstanding principal amount of the Loan. Each mandatory prepayment pursuant to this Section 2.5 shall be paid to the Lenders based on their Pro Rata Shares, and shall be accompanied by all accrued and unpaid interest on the amount of principal prepaid.
Section 2.6    Payments; Computations and Statements. Subject to the terms of the Subordination Deed, the Borrower will make each payment under this Agreement when due, in Dollars and in immediately available funds, to each Lender in accordance with its Pro Rata Share, in each case to be applied in accordance with the terms of this Agreement, according to the payment instructions notified to the Borrower by each Lender in writing. All payments received by a Lender after 2:00 p.m. on any Business Day will be credited on the next succeeding Business Day. The Obligations, and any payments made in respect thereof, are not subject to set-off, rights of rescission, counterclaim, deduction or other defense to the Lenders. Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
ARTICLE III
CONDITIONS TO LOANS
Section 3.1    Conditions Precedent. The occurrence of the Closing Date and the obligation of each Lender to make the Loan hereunder on the Closing Date is subject to the fulfillment, to the satisfaction of such Lender (the making of such extension of credit by such Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the conditions precedent set forth below:
(a)    Representations and Warranties. The representations and warranties contained in ARTICLE III are true and correct on and as of the Closing Date in all material respects (except that any representation and warranty to the extent qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

(b)    No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.
(c)    Payment of Fees. The Borrower shall have paid on or before the date of this Agreement all fees, costs and expenses payable hereunder on the Closing Date, including the fees of counsel to the Lenders.
(d)    Delivery of Documents. Each Lender shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to such Lender and, unless indicated otherwise, dated the Closing Date:
(i)    a counter part of this Agreement signed by each of the Borrower and each other Lender;
(ii)    a counterpart of the Subordination Deed signed by each other Lender, the Borrower and the Existing Agent;
(iii)    a counterpart of the Thermo Subordination Deed signed by Thermo, as lender under the Existing Thermo Loan Agreement, each other Lender and the Borrower.
(iv)    a copy of the resolutions of the Borrower, certified as of the Closing Date by an authorized officer thereof, authorizing (A) the borrowings and the transactions contemplated hereunder and the transactions contemplated under the Subordination Deed and the Thermo Subordination Deed, and (B) the execution, delivery and performance by the Borrower of this Agreement, the Subordination Deed and the Thermo Subordination Deed;
(v)    a certificate of an authorized officer of the Borrower, certifying the names and true signatures of the representatives of the Borrower authorized to sign this Agreement, the Subordination Deed and the Thermo Subordination Deed, together with evidence of the incumbency of such authorized officers;
(vi)    a certificate of the Secretary of State of the State of Delaware certifying as to the subsistence in good standing of, and the payment of taxes then due and payable by, the Borrower;
(vii)    a true and complete copy of the certificate of incorporation of the Borrower certified as of a recent date not more than 30 days prior to the Closing Date by the Secretary of State of the State of Delaware;

(viii)    a copy of the by-laws of the Borrower, together with all amendments thereto, certified as of the Closing Date by an authorized officer of the Borrower; and
(ix)    an opinion of Taft Stettinius & Hollister LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Lenders.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANT
Section 4.1    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as of the Closing Date as follows:
(a)    Organization, Good Standing, Etc. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, and to execute and deliver this Agreement, the Subordination Deed and the Thermo Subordination Deed and to consummate the transactions contemplated hereby and thereby.
(b)    Authorization, Etc. The execution, delivery and performance by the Borrower of this Agreement, the Subordination Deed and the Thermo Subordination Deed (i) have been duly authorized by all necessary corporate or other organizational action, (ii) do not and will not contravene its charter or by-laws, (iii) do not contravene any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval necessary for its operations or any of its material properties, except, in the case of clause (iii) and clause (iv), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(c)    Enforceability. This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by all applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, and similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
(d)    Material Adverse Effect. Since December 31, 2018, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(e)    Use of Proceeds. The proceeds of the Loan will be used to (i) fund a scheduled repayment under the Borrower’s Existing Financing Agreement, including any interest and other amounts payable thereunder, (ii) pay fees and expenses (including, but not limited to, the fees of counsel to the Lenders) related to this Agreement and the transactions contemplated hereby and (iii) for general corporate purposes.
Section 4.2    Covenant. The Borrower shall use reasonable best efforts to (x) negotiate, document and enter into or issue (i) one or more credit facilities or series of debt securities, the proceeds of which shall be used repay in full and terminate the Existing Financing Agreement and this Agreement (whether effectuated through a “roll-up” of the Loan into such credit facility or otherwise) or (ii) a “second-lien” credit facility or series of debt securities, the proceeds of which shall be used to repay in full and terminate this Agreement (whether effectuated through a “roll-up” of the Loan into such “second-lien” credit facility or otherwise), and a corresponding amendment to the Existing Financing Agreement to permit such “second-lien” credit facility or series of debt securities, (y) issue, and do all things to facilitate the issuance of, registered warrants, exercisable for shares of common stock of the Borrower, to the providers of any “second-lien” credit facilities entered into, or the initial purchasers of any “second-lien” debt securities issued, pursuant to clause (x) above, and (z) in the event the “second-lien” credit facility or series of debt securities is not closed within 120 days of the Closing Date, issue, and do all things to facilitate the issuance of, registered warrants, exercisable for shares of common stock of the Borrower, to the Lenders in such amounts and on such terms and the Borrower and the Lenders shall agree.
ARTICLE V
EVENTS OF DEFAULT
Section 5.1    Events of Default. If any of the following Events of Default shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of or interest on the Loan or any other amount payable under this Agreement when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);
(b)    the Borrower (i) shall institute any proceeding or voluntary case seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally or (iii) shall make a general assignment for the benefit of creditors;
(c)    any representation or warranty made by or on behalf of the Borrower or by any officer of the Borrower under or in connection with this Agreement shall have been incorrect in any material respect when made;
(d)    the Borrower shall fail to perform or comply with any other term, covenant or agreement contained in this Agreement to be performed or observed by it and, except as set forth in subsections (a) or (c) of this Section 5.1, such failure shall remain unremedied for 30 days after the earlier of the date a senior officer of the Borrower becomes aware of such failure and the date written notice of such default shall have been given by any Lender (or any representative on behalf of the Lenders) to the Borrower;
(e)    this Agreement shall at any time for any reason (other than pursuant to the express terms hereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested in writing by the Borrower, or the Borrower shall deny in writing that it has any liability or obligation under this Agreement;
(f)    any proceeding shall be instituted against the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(g)    the Borrower or any of its Subsidiaries shall fail to pay any principal of or interest or premium under any contract for any of its indebtedness (excluding the Obligations), to the extent that the aggregate principal amount of all such indebtedness exceeds $5,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or any other default under any agreement or instrument relating to any such indebtedness, or any other event (other than, with respect to indebtedness consisting of hedging agreements, termination events or equivalent events pursuant to the terms of such hedging agreements and not as a result of any default thereunder by the Borrower or any of its Subsidiaries), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; provided that this clause (g) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such indebtedness and the net proceeds of such sale or transfer are used to pay such indebtedness; provided further that this clause (g) shall not apply to (i)  any indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such indebtedness into equity and cash in lieu of fractional shares or (ii) any such default that is remedied by or waived (including in the form of amendment) by the requisite holders of the applicable item of indebtedness or contested in good faith by the Borrower or the applicable Subsidiary, in either case, prior to acceleration of the Loan;
(h)    one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $5,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, (ii) there shall be a period of 60 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) at any time during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, is in effect, such judgment, order, award or settlement is not bonded in the full amount of such judgment, order, award or settlement; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof or otherwise covered by indemnification from a third party and (B) such insurer or other third party has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement; or
(i)    the occurrence of any Change of Control,
then, and in any such event, the Required Lenders may, by notice to the Borrower, declare all or any portion of the Loan then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and exercise any and all of its other rights and remedies under applicable law and hereunder; provided, however, that, upon the occurrence of any Event of Default described in subsection (b) or (f) of this Section 5.1 with respect to the Borrower, without any notice to the

Borrower or any other Person or any act by any Lender, and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.
ARTICLE VI
MISCELLANEOUS
Section 6.1    Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed or delivered, if to the Borrower, at the following address:
Globalstar, Inc.
1351 Holiday Square Boulevard
Covington, LA 70433
Attention: Rebecca Clary
Telephone:    (985) 335-1562
E-mail:     Rebecca.Clary@globalstar.com
with a copy to (which shall not constitute notice):
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202
Attention:     Arthur McMahon, III
Telephone:     (513) 357-9607
E-mail:    amcmahon@taftlaw.com
if to any Lender, to such Lender at the address set forth on such Lender’s signature page hereto.
All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mail, whichever occurs first, (ii) if e-mailed, when transmitted, so long as no delivery failure message is received within 60 minutes of such transmission (it being agreed that an “out of office” or similar message shall not constitute a delivery failure notice), or (iii) if delivered, upon delivery.
Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each of the Lenders or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 6.2    Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (a) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loan payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on the Loan payable to any Lender, in each case without the written consent of such Lender or (b)(i) increase the Total Commitment, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loan that is required for the Lenders or any of them to take any action hereunder, (iii) amend the definition of “Required Lenders”, or (iv) amend, modify or waive this Section 6.2, in the case of clauses (i) through (iv) of this clause (b), without the written consent of each Lender.
Section 6.3    No Waiver; Remedies, Etc. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lenders provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders hereunder against any party thereto are not conditional or contingent on any attempt by the Lenders to exercise any of their rights hereunder against such party or against any other Person.
Section 6.4    Right of Set-off. Subject to the Subordination Deed, upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower either now or hereafter existing hereunder, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 6.4 are in addition to the other rights and remedies (including other rights of set-off) which the Lenders may have under this Agreement, applicable law or otherwise.

Section 6.5    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 6.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns; provided, however, that none of the parties hereto may assign or transfer any of its rights hereunder without the prior written consent of the other parties hereto, and any such assignment without the such parties’ prior written consent shall be null and void; provided, further, that any Lender may assign all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitments and the Loan made by it (a) to an Affiliate or (b) upon written notice to the Borrower, to one or more other Lenders or their Affiliates.
Section 6.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic image scan transmission via electronic mail (e.g., .pdf) shall be equally as effective as delivery of an original executed counterpart of this Agreement.
Section 6.8    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
Section 6.9    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 6.1, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT

MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 6.10    WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, OR OTHERWISE ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT.
Section 6.11    Confidentiality. Each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential any material non-public information supplied to it by the Borrower pursuant to this Agreement (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to such Person to be subject to a confidentiality obligation not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel or financial advisors for any Lender on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iii) to examiners, auditors or accountants, (iv) in connection with any suit, action or proceeding relating to this Agreement to which any Lender is a party and (v) to its affiliates and their directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential). Notwithstanding the foregoing, each Lender may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the financing contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to any Lender relating to such tax treatment and tax structure. Each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Borrower informed of such request or identification; provided that the Borrower acknowledges that each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.
Section 6.12    Integration. This Agreement, together with the Subordination Deed, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
Section 6.13    SUBORDINATION. ALL OBLIGATIONS OF THE BORROWER TO THE LENDERS ARE SUBORDINATED TO THE BORROWER’S OBLIGATIONS UNDER THE EXISTING FINANCING AGREEMENT PURSUANT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION DEED. THE LENDERS SHALL NOT REQUIRE THE BORROWER TO TAKE ANY ACTION HEREUNDER WHICH IS INCONSISTENT WITH THE TERMS AND CONDITIONS OF THE SUBORDINATION DEED OR SEEK ANY REMEDIES FOR THE FAILURE OF THE BORROWER TO TAKE ANY ACTION HEREUNDER THAT IS INCONSISTENT WITH THE BORROWER’S OBLIGATIONS UNDER THE SUBORDINATION DEED OR THE FINANCE DOCUMENTS (AS DEFINED IN THE EXISTING FINANCING AGREEMENT).
Section 6.14    Expenses; Attorneys’ Fees. The Borrower will pay on demand, all reasonable documented out-of-pocket costs and expenses incurred by or on behalf of the Lenders arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement, the Subordination Deed and the Thermo Subordination Deed, (b) any requested amendments, waivers or consents to this Agreement, the Subordination Deed and the Thermo Subordination Deed, in each case, whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders’ rights under this Agreement, the Subordination Deed or the Thermo Subordination Deed, (d) the defense of any claim or action asserted or brought against any Lender by any Person that arises from or relates to this Agreement, the Subordination Deed or the Thermo Subordination Deed, any of the Lenders’ claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement, the Subordination Deed or the Thermo Subordination Deed, (f) the filing of any petition, complaint, answer, motion or other pleading by any Lender in connection with this Agreement, the Subordination Deed or the Thermo Subordination Deed, (g) any attempt to collect from the Borrower any amounts due but unpaid, or (h) the receipt by any Lender of any advice from professionals with respect to any of the foregoing.
Section 6.15    Debtor-Creditor Relationship. The relationship between the Lenders, on the one hand, and the Borrower on the other hand, is solely that of creditor and debtor. No Lender has (or shall be deemed to have) any fiduciary relationship or duty to the Borrower arising out of or in connection with, and there is no agency or joint venture relationship between the Lenders, on the one hand, and the Borrower, on the other hand, by virtue of this Agreement or any transaction contemplated therein.
Section 6.16    Records. The unpaid principal of and interest on the Loan, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, and the Commitments, shall at all times be ascertained from the records of each of the Lenders (in the case of the Loan owed to such Lender) and the Borrower. To the extent that there is any discrepancy between the records kept by any Lender and the corresponding records kept by the Borrower, the records kept by the Lender shall control and be conclusive, absent manifest error on the part of such Lender.
Section 6.17    Reinstatement; Certain Payments. If any claim is ever made upon any Lender for repayment or recovery of any amount or amounts received by such Lender in payment or on account of any of the Obligations, such Lender shall give prompt notice of such claim to each other Lender and the Borrower, and if such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Lender with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of the Obligations hereunder or the termination of this Agreement, and (B) it shall be and remain liable to such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Lender. The provisions of this Section 6.17 shall survive the Termination Date.
Section 6.18    Indemnity. In addition to the Borrower’s other Obligations under this Agreement, the Borrower agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, the Subordination Deed or the Thermo Subordination Deed or of any other document executed in connection with the transactions contemplated by this Agreement, the Subordination Deed or the Thermo Subordination Deed, (ii) any Lender’s furnishing of funds to the Borrower pursuant to this Agreement, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this or by any document executed in connection with the transactions contemplated by this Agreement, the Subordination Deed or the Thermo Subordination Deed, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this Section 6.18 for any Indemnified Matter resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee or from the material breach of any obligation of such Indemnitee under this Agreement, the Subordination Deed or the Thermo Subordination Deed, in either case, as determined by a final judgment of a court of competent jurisdiction, (b) any disputes solely among Indemnitees (unless such claim would otherwise be excluded pursuant to clause (a) above) other than any claims arising out of any act or omission of the Borrower or any of its affiliates or (c) settlements effected without the Borrower's written consent.
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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.
BORROWER:
GLOBALSTAR, INC.
By: /s/ David B. Kagan 6/28/19
Name: David Kagan
Title: Chief Executive Officer

LENDERS:
THERMO FUNDING COMPANY, LLC
By: /s/ J. Monroe
Name: James Monroe III
Title: Manager
Notice Address:

[Signature Page to Subordinated Loan Agreement]

LENDERS:
[ * ]
By:____[ * ]_______________________
Name: [ * ]
Title: [ * ]
Notice Address: [ * ]

[Signature Page to Subordinated Loan Agreement]

LENDERS:
[ * ]
By:___________________________
Name: [ * ]
Title: [ * ]
Notice Address: [ * ]

[Signature Page to Subordinated Loan Agreement]

LENDERS:
[ * ]
___________________________
Notice Address: [ * ]

[Signature Page to Subordinated Loan Agreement]

Schedule 1.1(A)
Commitments

Lender	Commitment
THERMO FUNDING COMPANY, LLC	$53,800,000
[ * ]	$3,100,000
[ * ]	$3,100,000
[ * ]	$2,000,000
Total:	$62,000,000

EXHIBIT A
(see attached)